Exhibit 99.1

Adaptimmune Reports Fourth Quarter / Full Year 2017 Financial Results and Business Update

- Responses observed in second solid tumor with NY-ESO providing further evidence of the potential of our SPEAR TCR T-cell therapies to treat solid tumors -

- Clinical momentum continues: dosing patients in MAGE-A4 “basket” study at 100 million cell dose level -

- Guidance confirmed: funded through to early 2020 -

- Conference call to be held today at 8:00 a.m. EDT (12:00 p.m. GMT) -

PHILADELPHIA, Pa. and OXFORD, U.K., March 15, 2018 - Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, today reported financial results for the fourth quarter and year ended December 31, 2017, as well as provided a business update.

Clinical momentum

There have been three partial responses (two confirmed and one to be confirmed), and one stable disease in the first four patients dosed with NY-ESO SPEAR T-cells in a second solid tumor: myxoid/ round cell liposarcoma (MRCLS). A summary of these data is planned at an upcoming congress.

In addition to the NY-ESO program which has been optioned by GSK, clinical momentum continues across the company’s wholly owned programs with:

•                  Patients enrolling in the one billion target cell dose cohort of the MAGE-A10 triple tumor study

•                  Dosing in the initial safety cohort (100 million cells) of the MAGE-A4 “basket” study

For Adaptimmune’s wholly owned therapies, the first patients were dosed with MAGE-A10, in non-small cell lung cancer (NSCLC), and in the triple tumor study, in 2017, and initial safety results were presented in January 2018. Initial efficacy data from the MAGE-A10 pilot studies are anticipated in the second half of 2018. Initial safety data from the MAGE-A4 “basket study” (required to support dose escalation to one billion cells) is anticipated in the first half of 2018. MAGE-A4 efficacy data and initial AFP safety data are anticipated throughout the second half of 2018.

Manufacturing progress

Adaptimmune continues to make progress towards its ambition of being a fully integrated cell therapy company. Since the announcement in January 2018 that the company’s Navy Yard facility in Philadelphia was up and running to produce SPEAR T-cells for its wholly owned programs, Adaptimmune has manufactured a number of batches for patients, which have all achieved cell volumes in the range of the therapeutic doses seen with NY-ESO in synovial sarcoma.

In addition, Adaptimmune announced in January of this year that it had executed an agreement with Cell and Gene Therapy (CGT) Catapult, providing its own dedicated manufacturing space to secure vector supply for the medium term.

Adaptimmune is also in a strong financial position with a cash runway to early 2020, based on management’s current estimates.

“Today’s news that NY-ESO has achieved partial responses in a second solid tumor is further validation of our SPEAR T-cell platform. We have previously reported good responses in another solid tumor, synovial sarcoma, as well as in multiple myeloma. These data combined are powerful confirmation of the broad applicability of our SPEAR TCR T-cell platform in solid tumors,” commented James Noble, Adaptimmune’s Chief Executive Officer. “When one considers the NY-ESO data, the initial safety data with MAGE-A10, our anticipated readouts for the rest of the year, our manufacturing progress, and our strong financial position, we expect 2018 will be the year we demonstrate that we have the industry-leading clinical TCR pipeline for solid tumors.”

Highlights:

NY-ESO Program (partnered with GSK):

Compelling clinical data supports the potential of Adaptimmune’s TCR T-cell therapies to treat solid tumors

•                  Myxoid/round cell liposarcoma [MRCLS]: There have been three partial responses (two confirmed and one to be confirmed), and one stable disease in the first four patients dosed with NY-ESO SPEAR T-cells in MRCLS. A separate press release was issued today with additional detail (http://bit.ly/2pbtxdn ).

•                  Synovial sarcoma: Data presented at ASCO and CTOS (2017) indicate that NY-ESO SPEAR T-cells continue to be generally well-tolerated with confirmed responses in all cohorts with a median projected overall survival of 120 weeks (~28 months) in Cohort 1

•                  Data update: The synovial sarcoma and MRCLS studies will be presented at an upcoming congress

•                  Multiple myeloma:

•                  Data update presented at ASH 2017 indicate that NY-ESO SPEAR T-cells in the setting of autologous stem cell transplant (ASCT) have promising efficacy and acceptable safety in multiple myeloma patients with durable responses and long-term survival demonstrated in this refractory population

•                  The study of NY-ESO SPEAR T-cells in combination with KEYTRUDA in multiple myeloma is ongoing and will transition to GSK

•                  GSK option exercise and transition:

•                  GSK exercized its option to exclusively license the right to research, develop, and commercialize Adaptimmune’s NY-ESO SPEAR T-cell therapy program in September 2017, providing up to $61 million (£48 million) in milestones and option fees over the course of the transition period; GSK also nominated a second target, PRAME, in January 2017, which Adaptimmune will take through preclinical development.

•                  The transition of the NY-ESO program to GSK is well underway

Wholly Owned Programs:

2018 will be the year Adaptimmune has the opportunity to prove that the company has the industry leading clinical TCR pipeline to treat solid tumors

Continued momentum towards safety and efficacy readouts from SPEAR T-cells targeting MAGE-A10 and MAGE-A4 in multiple solid tumors throughout the second half of 2018, and initial safety data from AFP in hepatocellular carcinoma anticipated in late 2018

•                  MAGE-A10:

•                  Safety: To date, no evidence of off-target toxicity in MAGE-A10 pilot studies in patients who received 100 million cells, and no reports of severe neurotoxic events similar to CAR-T cell-related encephalopathy syndrome (CRES)(1)

•                  Triple tumor study: Announced in January of this year that the scientific review committee (SRC) recommended dose escalation to one billion transduced cells (target dose)

•                  MAGE-A4:

•                  Basket study: Dosing in the pilot study of SPEAR T-cells targeting MAGE-A4 in bladder, melanoma, head & neck, ovarian, NSCLC, esophageal, and gastric cancers

•                  AFP:

•                  Hepatocellular carcinoma: Study open and enrolling with initial safety data anticipated in late 2018

(1)  Chimeric antigen receptor T-cell therapy - assessment and management of toxicities. Nat Rev Clin Oncol. 2017 Sep 19

Manufacturing:

Adaptimmune is building a fully integrated cell therapy company

•                  Announced in January 2018 that the company’s Navy Yard facility in Philadelphia was up and running to produce SPEAR T-cells for its wholly owned programs

•                  Adaptimmune has since manufactured a number of batches for patients, which have all achieved cell volumes in the range of the therapeutic doses seen with NY-ESO in synovial sarcoma

•                  Executed an agreement with Cell and Gene Therapy (CGT) Catapult that will enable Adaptimmune to have its own dedicated vector manufacturing space in the UK

•                  This agreement is intended to ensure vector supply for ongoing studies with all three wholly owned SPEAR T-cell therapies, MAGE-A4, MAGE-A10, and AFP

Other corporate news:

Adaptimmune is in a strong financial position to deliver success with SPEAR T-cell therapies

•                  Funded through to early 2020 with cash and cash equivalents of $84.0 million and total liquidity(2) of $208.3 million

•                  Completed March 2017 public offering and April 2017 registered direct offering to Matrix Capital Management Company, LP, raising total net proceeds of $103.2 million

Financial Results for the three and twelve month period ended December 31, 2017

•                  Cash / liquidity position: As of December 31, 2017, Adaptimmune had cash and cash equivalents of $84.0 million and Total Liquidity(3) of $208.3 million.

•                  Revenue: Revenue represents the upfront and milestone payments, which are recognized over the estimated period the Company delivers services to GSK. Revenue for the three and twelve months ended December 31, 2017 were $4.3 million and $37.8 million compared to $8.5 million and $14.2 million for the same periods of 2016.  The increase in revenue year-on-year is primarily due to an increase in revenue amortization of $17.5 million in the third quarter resulting from a reduction in the period over which we recognize revenue as a result of GSK’s exercise of the NY-ESO option and additional revenue amortization on milestones achieved in the year.

•                  Research and development (“R&D”) expenses: R&D expenses for the three and twelve months ended December 31, 2017 were $25.1 million and $87.4 million, compared to $16.8 million and $63.8 million for the same periods of 2016. The increase was primarily due to increased costs associated with clinical trials; costs of developing manufacturing capability in the Company’s U.S. facility and increased personnel expenses.

•                  General and administrative (“G&A”) expenses: G&A expenses for the three and twelve months ended December 31, 2017 were $8.8 million and $31.1 million, compared to $6.3 million and $23.2 million for the same periods of 2016. The increase was primarily due to increased personnel costs consistent with our planned growth an increase in costs associated with supporting and maintaining our IT infrastructure.

•                  Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three and twelve months ended December 31, 2017 was $27.3 million and $70.1 million ($(0.13) per ordinary share) compared to $15.4 million and $71.6 million ($(0.17) per ordinary share) in the same periods of 2016.

Financial Guidance

The Company believes that its existing cash and cash equivalents, short-term deposits and marketable securities will fund the Company’s current operating plan through to early 2020.

(2)  Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

(3)  Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

Conference Call Information

The Company will host a live teleconference and webcast to provide additional details at 8:00 a.m. EDT (12:00 p.m. GMT) today, March 15, 2018. The live webcast of the conference call will be available via the events page of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, if preferred, please dial 1-800-239-9838 (U.S.) or 44(0)330 336 9411 or 0800 279 7204 (United Kingdom). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (5199507).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune is currently conducting clinical trials with SPEAR T-cells targeting MAGE-A4, -A10, and AFP across several solid tumor indications. GlaxoSmithKline plc (LSE:GSK) (NYSE:GSK) exercised its option to exclusively license the right to research, develop, and commercialize Adaptimmune’s NY-ESO SPEAR T-cell therapy program in September 2017. Transition of this program to GSK is ongoing. The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 2, 2017, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity is the total of cash and cash equivalents, short-term deposits and marketable securities. Each of these components appears in the Consolidated Balance Sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the Consolidated Financial Statements, which reconciles to Total Liquidity as follows:

(in thousands) (unaudited)	December 31, 2017	December 31, 2016
Cash and cash equivalents	$84,043	$158,779
Short-term deposits	—	22,694
Marketable securities	124,218	—
Total Liquidity	$208,261	$181,473

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue	$4,270	$8,536	$37,833	$14,198
Operating expenses
Research and development	(25,148)	(16,847)	(87,388)	(63,789)
General and administrative	(8,822)	(6,345)	(31,106)	(23,208)
Total operating expenses	(33,970)	(23,192)	(118,494)	(86,997)
Operating loss	(29,700)	(14,656)	(80,661)	(72,799)
Interest income	779	271	2,230	1,110
Other income (expense), net	1,488	(593)	8,744	1,002
Loss before income taxes	(27,433)	(14,978)	(69,687)	(70,687)
Income taxes	170	(436)	(451)	(892)
Net loss	$(27,263)	$(15,414)	$(70,138)	$(71,579)

Net loss per ordinary share — Basic and diluted	$(0.05)	$(0.04)	$(0.13)	$(0.17)

Weighted average shares outstanding — Basic and diluted	562,119,334	424,720,404	527,637,086	424,713,997

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$84,043	$158,779
Short-term deposits	—	22,694
Marketable securities - available-for-sale debt securities	124,218	—
Accounts receivable, net of allowance for doubtful accounts of $- and $-	206	1,480
Other current assets and prepaid expenses (including current portion of clinical materials)	21,716	15,798
Total current assets	230,183	198,751

Restricted cash	4,253	4,017
Clinical materials	4,695	2,580
Property, plant and equipment, net	40,679	27,899
Intangibles, net	1,337	1,268
Total assets	281,147	234,515

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	8,378	11,350
Accrued expenses and other accrued liabilities	27,201	17,528
Deferred revenue	38,735	11,392
Total current liabilities	74,314	40,270

Deferred revenue, non-current	—	24,962
Other liabilities, non-current	3,849	3,141
Total liabilities	78,163	68,373

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 701,103,126 authorized and 562,119,334 issued and outstanding (2016: 574,711,900 authorized and 424,775,092 issued and outstanding)	854	683
Additional paid in capital	455,401	341,200
Accumulated other comprehensive loss	(21,641)	(14,249)
Accumulated deficit	(231,630)	(161,492)
Total stockholders’ equity	202,984	166,142

Total liabilities and stockholders’ equity	$281,147	$234,515

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Year ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(70,138)	$(71,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,032	3,126
Amortization	391	160
Share-based compensation expense	10,804	8,821
Realized loss on available-for-sale debt securities	646
Unrealized foreign exchange gains	(8,599)	(1,314)
Other	341	122
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(7,346)	(6,533)
Decrease in non-current operating assets	2,115	2,221
Increase in payables and deferred revenue	12,439	16,808
Net cash used in operating activities	(54,315)	(48,168)

Cash flows from investing activities
Acquisition of property, plant and equipment	(24,643)	(11,506)
Acquisition of intangibles	(369)	(1,279)
Proceeds from disposal of property, plant and equipment	550	—
Maturity of short-term deposits	40,625	73,377
Investment in short-term deposits	(18,000)	(42,837)
Maturity or redemption of marketable securities	29,090	—
Investment in marketable securities	(153,334)	—
Net cash (used in) provided by investing activities	(126,081)	17,755

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs $4,774	103,167	—
Proceeds from exercise of stock options	401	17
Net cash provided by financing activities	103,568	17

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	2,328	(5,579)
Net decrease in cash and cash equivalents	(74,500)	(35,975)
Cash, cash equivalents and restricted cash at start of period	162,796	198,771
Cash, cash equivalents and restricted cash at end of period	$88,296	$162,796

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com